Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Takeda Pharmaceutical Company Limited:

We consent to the use of our reports dated June 29, 2021, with respect to the consolidated financial statements of Takeda Pharmaceutical Company Limited, and the effectiveness of internal control over financial reporting, incorporated herein by reference in this registration statement on Form S-8.

/s/ KPMG AZSA LLC

Tokyo, Japan
October 28, 2021